                                                                    EXHIBIT 99.3
                    THE HUGHES CORPORATION AND SUBSIDIARIES

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                      COSTS CAPITALIZED
                              INITIAL COST TO COMPANY(1)        SUBSEQUENT TO ACQUISITION(1)
                              --------------------------------  -----------------------------------
                                          BUILDINGS
                      ENCUM-                 AND                 IMPROVE-     CARRYING
    DESCRIPTION      BRANCES  LAND      IMPROVEMENTS  TOTAL       MENTS        COSTS       TOTAL
    -----------      -------- --------  ------------- --------  ----------   ----------   ---------
Howard Hughes Cen-
ter--business park
in Los Angeles,
California:
 Completed build-
 ings..............  $ 69,431
 Undeveloped
 land..............    14,000
Hughes Airport
Center--business
and industrial park
in Las Vegas,
Nevada:
 Completed build-
 ings..............    41,488
 Undeveloped
 land..............
Hughes Center--
business park in
Las Vegas, Nevada:
 Completed build-
 ings..............    79,498
 Undeveloped
 land..............
Hughes Cheyenne
Center--industrial
park in North Las
Vegas, Nevada:
 Completed build-
 ings..............     3,561
 Undeveloped
 land..............
Summerlin--master-
planned community
in Las Vegas,
Nevada:
 Marketing Cen-
 ter...............
 Golf course.......
 Undeveloped
 land..............    36,321
Commercial build-
ings in Summerlin:
 Buildings com-
 pleted and under
 construction......    19,136
 Undeveloped
 land..............
Fashion Show Mall--
regional mall in
Las Vegas, Nevada..    71,461
Miscellaneous
rental properties..     3,701
All other undevel-
oped land:
 California........
 Nevada............
 Colorado..........
                     -------- --------      --------   --------   ---------    ---------   ---------
   Totals..........  $338,597        0             0          0           0            0           0
                     ======== ========      ========   ========   =========    =========   =========
                     GROSS AMOUNTS AT WHICH CARRIED
                           AT CLOSE OF PERIOD                                              LIFE ON WHICH
                     ------------------------------                                         DEPRECIATION
                               BUILDINGS                                                  IN LATEST INCOME
                                  AND       TOTAL     ACCUMULATED     DATE OF      DATE     STATEMENT IS
    DESCRIPTION        LAND   IMPROVEMENTS  (2)(3)  DEPRECIATION(3) CONSTRUCTION ACQUIRED     COMPUTED
    -----------      -------- ------------ -------- --------------- ------------ -------- ----------------
Howard Hughes Cen-
ter--business park
in Los Angeles,
California:
 Completed build-
 ings..............  $ 10,832   $ 64,659   $ 75,491     $21,240      1986-1995              5-33 1/3 Yrs
 Undeveloped
 land..............    19,527                19,527                                 1959
Hughes Airport
Center--business
and industrial park
in Las Vegas,
Nevada:
 Completed build-
 ings..............     7,524     70,656     78,180      18,163      1986-1995              5-33 1/3 Yrs
 Undeveloped
 land..............    16,082                16,082                                 1968
Hughes Center--
business park in
Las Vegas, Nevada:
 Completed build-
 ings..............     7,619    104,656    112,275      16,213      1986-1995              5-33 1/3 Yrs
 Undeveloped
 land..............    10,838                10,838          57                     1964
Hughes Cheyenne
Center--industrial
park in North Las
Vegas, Nevada:
 Completed build-
 ings..............       869      4,816      5,685         430      1993-1994              5-33 1/3 Yrs
 Undeveloped
 land..............     2,326                 2,326                                 1967
Summerlin--master-
planned community
in Las Vegas,
Nevada:
 Marketing Cen-
 ter...............                  368        368          76                                 7-10 Yrs
 Golf course.......     5,745     11,546     17,291       4,676           1991
 Undeveloped
 land..............    57,662                57,662                                 1953
Commercial build-
ings in Summerlin:
 Buildings com-
 pleted and under
 construction......     3,721     29,110     32,831       3,314      1994-1995              5-33 1/3 Yrs
 Undeveloped
 land..............     9,564                 9,564
Fashion Show Mall--
regional mall in
Las Vegas, Nevada..     9,443     47,658     57,101      14,988           1981                    40 Yrs
Miscellaneous
rental properties..       141      4,170      4,311          28
All other undevel-
oped land:
 California........     3,358                 3,358                              Various
 Nevada............     8,960                 8,960          26                  Various
 Colorado..........         3                     3
                     -------- ------------ -------- ---------------
   Totals..........  $174,214   $337,639   $511,853     $79,211
                     ======== ============ ======== ===============

                    THE HUGHES CORPORATION AND SUBSIDIARIES

                               DECEMBER 31, 1995
                                (IN THOUSANDS)

NOTES

(1) The determination of these amounts is not practicable. The initial costs and the costs capitalized subsequent to acquisitions are combined and are included in "Gross Amounts at Which Carried at Close of Period."

(2) The aggregate cost for Federal income tax purposes is $536,790.

(3) Reconciliations:

                                                                   ACCUMULATED
                                                            COST   DEPRECIATION
                                                          -------- ------------
   Balance at beginning of period........................ $518,482   $74,135
                                                          --------   -------
   Additions during period:
     Acquisition of minority partner's interest..........   25,330
     Improvements, etc...................................   97,384    16,028
                                                          --------   -------
       Total additions...................................  122,714    16,028
                                                          --------   -------
   Deductions during period:
     Cost of real estate sold............................   66,157         2
     Expenses and deposits...............................    6,348
     Future obligation amortization......................   14,070
     Disposition of minority partner's interest--HPA.....   21,604     5,760
     Disposition of partnership interest--Park 2000......   21,002     5,190
     Future minimum lease payments.......................      162
                                                          --------   -------
       Total deductions..................................  129,343    10,952
                                                          --------   -------
   Balance at close of period............................ $511,853   $79,211
                                                          ========   =======